EX-10.23

                           CONVERTIBLE PROMISSORY NOTE

$100,000.00                                      Dated: As of October 24, 2005

         FOR VALUE RECEIVED, the undersigned, SONOMA COLLEGE, INC. ("Maker"), hereby promises to pay to the order of TLC, LLC ("Holder") the principal sum of One Hundred Thousand Dollars ($100,000.00) pursuant to this convertible promissory note (the "Principal Amount"), on or by October 24, 2006 (the "Maturity Date"), plus accrued and unpaid interest as set forth below.

         1. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds, without any deduction, setoff or counterclaim, at the address of Holder specified herein.

         2. This Note shall bear interest on the unpaid principal amount hereof commencing on the date hereof at a rate of 7.5% per annum. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal amount of this Note, from the date of such default until the earlier of the date the principal sum is paid in full or, if applicable, the date such default is cured, at the rate of 12% per annum (but not higher than the applicable maximum rate provided by law). Accrued interest on the outstanding principal amount of this Note shall be payable on the Maturity Date, unless accelerated as a result of the occurrence of an Event of Default as set forth below.

         3. The principal amount of this Note may be prepaid, at the option of Maker, in whole at any time, together with all accrued interest upon ten (10) days prior written notice to Holder.

         4. (a) Prepayment Conversion. Notwithstanding anything contained in this Note to the contrary, Maker shall have the option, by written notice to Holder, at any time on or prior to the Maturity Date, to convert this Note into that number of fully paid and non-assessable shares of common stock of the Maker ("Common Stock") determined by dividing all of the unpaid principal and interest due on this Note as of the date of conversion by 0.20. As a condition precedent to conversion of this Note into shares of Common Stock, the Holder will be required to execute a stock purchase agreement and other agreements customarily prepared in connection with the conversion of a Note into shares of Common Stock.

                  (b) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, Maker, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note. If Holder would otherwise be entitled to a fractional share, Holder shall receive a cash payment equal to the per share price of the Common Stock (subject to adjustment, as applicable) multiplied by the fractional share the Holder would otherwise be entitled to receive.

                  (c) Termination of Rights. All rights with respect to this Note shall terminate upon (i) the issuance of shares of Common Stock (as applicable) upon conversion of this Note pursuant to this Section 4; or (ii) upon payment, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to Maker for cancellation as soon as is practicable following conversion of this Note.

         5. This Note and any ancillary documents entered into in connection therewith, each as amended, extended or modified from time to time, are referred to collectively herein as the "Transaction Documents".

         6. The unpaid principal amount of this Note, the accrued interest thereon and all other obligations of Maker hereunder (collectively, the "Obligations"), at the option of Holder, shall become immediately due and payable upon the occurrence of any of the following events of default ("Events of Default"):

                  (a) Maker shall fail to pay: (i) any principal or accrued interest under this Note within ten (10) days after the Maturity Date; or (ii) any of the other monetary obligations to be paid by it under this Note or any of the other Transaction Documents within 10 days of the due date for payment of same.

                  (b) Maker shall default in the observance or performance of any material agreements, covenants or conditions contained in this Note or in any other document or instrument referred to herein or therein (except the failure to pay monetary obligations) and fail to cure such default within 10 business days of the date Maker obtains notice thereof whether from Holder or otherwise.

                  (c) Any present or future representation or warranty made by or on behalf of Maker whether contained herein or in any of the other Transaction Documents shall be false or incorrect in any material respect when such representation or warranty is made.

                  (d) The  occurrence  of any of the  following  with respect to
Maker: dissolution; termination of existence; insolvency; business cessation; calling of a meeting of creditors; appointment of a receiver for any property; assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due; voluntary commencement of any proceeding under any bankruptcy or insolvency law; commencement of any involuntary proceeding under any bankruptcy or insolvency law and if any such involuntary proceeding is not dismissed within 60 days or the relief requested is granted; entry of a court order which enjoins or restrains the conduct of business in the ordinary course.

         7. Maker shall reimburse Holder for all costs and expenses incurred by Holder and shall pay the reasonable fees, disbursements and out of pocket expenses of counsel to Holder in connection with the enforcement of Holder's rights hereunder. Maker shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) recording fees, filing charges, search fees or similar items incurred or payable in connection with the execution and delivery of this Note.

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

         8. Maker waives demand, presentment, protest and notice of any kind and consents to the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

         9. Maker shall indemnify, defend and save Holder harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and out of pocket expenses) of any nature whatsoever which may be asserted against or incurred by Holder arising out of or in any manner occasioned by or any failure by Maker to perform any of its obligations hereunder or pursuant to the Transaction Documents.

         10. Maker agrees to do such further acts and to execute and deliver to Holder such additional agreements, instruments and documents as Holder may reasonably require or deem advisable to effectuate the purposes of this Note, or to confirm to Holder its rights, powers and remedies under this Note.

         11. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered or transmitted personally by messenger, by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                           (i) If to Maker, one copy to:

                           Sonoma College, Inc.
                           1304 South Point Blvd.,
                           Petaluma, CA, 94954
                           Attn: Charles D. Newman

                           with a simultaneous copy to:

                           Cohen & Czarnik LLP
                           140 Broadway, 36th Floor
                           New York, New York 10005
                           Telecopier: (212) 937-3870
                           Attn.: Jan P. Cohen, Esq.

                           (ii) If to the Holder:

                           TLC, LLC

                           188 Country Club Drive
                           Manhasset, NY  11030
                           Attn: Tamara Cargiulo


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

                  (b) Each such notice or other communication shall be effective: (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 11(a) (with confirmation of transmission received by the sender); or (ii) if given by any other means, when received at the address specified in Section 11(a). Any party by notice given in accordance with this Section 11 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.

         12. This Note contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         13. This Note may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Holder and Maker. Any provisions hereof may be waived by a party but any such waiver must be in writing signed by such party and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

         15. Maker irrevocably: (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York; (b) consents to the jurisdiction of each court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) waives the right to assert any counterclaim in any such suit, action and proceeding; and (e) waives the right to a trial by jury in any such suit, action or other legal proceeding.

         16. This Note and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

         17. If any provision of this Note for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Note, but this Note shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

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

                  IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the date first written above.

ATTEST:

                                                     MAKER:

____________________________                         SONOMA COLLEGE, INC.


                                                     By:______________________
                                                     Charles D. Newman
                                                     Chief Executive Officer




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